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                                                                    EXHIBIT 11.1

   DISPATCH MANAGEMENT SERVICES CORP. STATEMENT REGARDING COMPUTATION OF NET
                                INCOME PER SHARE
                    (In thousands, except per share amounts)

                                                            Three Months Ended
                                                                March 31,
                                                             1997         1998
                                                            ------       ------
BASIC EARNINGS (LOSS) PER SHARE:
  Loss before extraordinary item                            $ (14)      $  (32)
  Extraordinary item-loss on early extinguishment of debt,
    net of income taxes                                                   (713)
                                                            ------      -------
  Net loss                                                  $ (14)      $ (745)
                                                            ======      =======
  Weighted average shares outstanding                         847        6,806
                                                            ======      =======
  Loss before extraordinary item                            (0.02)       (0.00)
  Extraordinary item-loss on early extinguishment of debt,
    net of income taxes                                                  (0.11)
                                                            ------      -------
  Net loss per share                                        (0.02)       (0.11)
                                                            ======      =======
DILUTED EARNINGS (LOSS) PER SHARE:
  Loss before extraordinary item                            $ (14)      $  (32)
  Extraordinary item-loss on early extinguishment of debt,
    net of income taxes                                                   (713)
                                                            ------      -------
  Net loss                                                  $ (14)      $ (745)
                                                            ======      =======
  Weighted average shares outstanding                         847        6,806
  Common stock equivalents from stock options                               51
                                                            ------      -------
  Total weighted average shares outstanding                   847        6,857
                                                            ======      =======
  Loss before extraordinary item                            (0.02)       (0.00)
  Extraordinary item-loss on early extinguishment of debt,
    net of income taxes                                                  (0.11)
                                                            ------      -------
  Net loss per share                                        (0.02)       (0.11)
                                                            ======      =======